Exhibit 10.03
SILICON IMAGE, INC.
1999 EQUITY INCENTIVE PLAN
Adopted July 20, 1999
As Amended March 29, 2001
As Amended and Restated May 20, 2003
As Amended and Restated April 5, 2005
          1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 23.
          2. SHARES SUBJECT TO THE PLAN.
               2.1 Number of Shares Available. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 2,000,000 Shares plus Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. In addition, any authorized shares not issued or subject to outstanding grants under the Silicon Image, Inc. 1995 Equity Incentive Plan (the “Prior Plan”) on the Effective Date (as defined below) and any shares issued under the Prior Plan that are forfeited or repurchased by the Company or that are issuable upon exercise of options granted pursuant to the Prior Plan that expire or become unexercisable for any reason without having been exercised in full, will no longer be available for grant and issuance under the Prior Plan, but will be available for grant and issuance under this Plan. In addition, on the first business day of each calendar year of the Company during the term of the Plan, the aggregate number of Shares reserved and available for grant and issuance pursuant to this Plan will be increased automatically by a number of Shares equal to 5% of the total outstanding shares of the Company, provided, that the Board or the Committee may in its sole discretion reduce the amount of the increase in any particular year; and, provided further, that no more than 20,000,000 shares shall qualify as ISOs (as defined in Section 5 below). At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

               2.2 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Share amounts set forth in Section 3 below, (c) the number of Shares subject to each Annual Grant described in Section 9 below, (d) the Exercise Prices of and number of Shares subject to outstanding Options, and (e) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.
          3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 1,000,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of 1,500,000 Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.
          4. ADMINISTRATION.
               4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Except for automatic grants to Eligible Directors pursuant to Section 9 hereof, and subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Except for automatic grants to Eligible Directors pursuant to Section 9 hereof, the Committee will have the authority to:
(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)	select persons to receive Awards;

(d)	determine the form and terms of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)	determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability and payment of Awards;

(i)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned; and

(k)	make all other determinations necessary or advisable for the administration of this Plan.
               4.2 Committee Discretion. Except for automatic grants to Eligible Directors pursuant to Section 9 hereof, any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.
          5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:
               5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and, except as otherwise required by the terms of Section 9 hereof, will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.
               5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this

Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
               5.3 Exercise Period. Except for automatic grants to Eligible Directors pursuant to Section 9 hereof, Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
               5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.
               5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.
               5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:
(a)	If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the

Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.
(b)	If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.
               5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.
               5.8 Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
               5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.
               5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
          6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:
               6.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.
               6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price will be 100% of the Fair Market Value. Payment of the Purchase Price may be made in accordance with Section 8 of this Plan.
               6.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any;

and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
               6.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee will determine otherwise.
          7. STOCK BONUSES.
               7.1 Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent or Subsidiary of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company pursuant to an Award Agreement (the “Stock Bonus Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance Stock Bonus Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.
               7.2 Terms of Stock Bonuses. The Committee will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Stock Bonus; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Committee shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.
               7.3 Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.
          8. PAYMENT FOR SHARE PURCHASES.
               8.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:
(a)	by cancellation of indebtedness of the Company to the Participant;

(b)	by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(c)	by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

(d)	by waiver of compensation due or accrued to the Participant for services rendered;

(e)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:
(1)	through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)	through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or
(f)	by any combination of the foregoing.
               8.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.
          9. AUTOMATIC GRANTS TO ELIGIBLE DIRECTORS.
               9.1 Types of Options and Shares. Options granted under this Plan and subject to this Section 9 shall be NQSOs.
               9.2 Eligibility. Options subject to this Section 9 shall be granted only to Eligible Directors.
               9.3 Annual Grants. Immediately following each annual meeting of stockholders, (a) each Eligible Director will automatically be granted an Option for 20,000 Shares, provided the Eligible Director is a member of the Board on such date and has served continuously as a member of the Board of Directors of the Company for a period of at least one year since the date when such Eligible Director first became a member of the Board; (b) each Eligible Director who is a member of a standing committee of the Board will automatically be granted an Option for an additional 5,000 Shares for each such committee on which such Eligible Director serves, provided such Eligible Director is a member of such committee on such date and has served continuously as a member of such committee of the Company for a period of at least one year since the date when such Eligible Director first joined such committee; and (c) if the Chairperson of the Board is an Eligible Director, the Chairperson of the Board will automatically be granted an Option for an additional 5,000 shares, provided he or she is serving as Chairperson of the Board on such date and has served continuously as Chairperson of the Board of the Company for a period of at least one year since the date when such Eligible Director first became Chairperson of the Board. The Options described in this Section 9.3 are referred to as the “Annual Grants.”
               9.4 Exercise Price; Vesting; Exercise Period. The exercise price of an Annual Grant shall be the Fair Market Value of the Shares at the time of grant. Provided the director continues to provide services to the Company, an Annual Grant shall become vested and exercisable with respect to one twenty-fourth (1/24) of the

Shares each month following the date of grant until fully vested; provided, however, that an Annual Grant shall become fully vested immediately prior to the consummation of a Change in Control. The Exercise Period of an Annual Grant shall end five (5) years after the date of grant.
          10. WITHHOLDING TAXES.
               10.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.
               10.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee
          11. TRANSFERABILITY.
               11.1 Except as otherwise provided in this Section 11, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.
               11.2 All Awards other than NQSO’s. All Awards other than NQSO’s shall be exercisable: (i) during the Participant’s lifetime, only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.
               11.3 NQSOs. Unless otherwise restricted by the Committee, an NQSO shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by “permitted transfer;” and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee in an NQSO, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer of under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.
          12. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
               12.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 12.
               12.2 Financial Statements. The Company will provide financial statements to each Participant prior to such Participant’s purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.
               12.3 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or Purchase Price, as the case may be.
          13. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

          14. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
          15. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.
          16. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

          17. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.
          18. CORPORATE TRANSACTIONS.
               18.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards (including without limitation Annual Grants under Section 9) may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 18.1, such Awards (including without limitation Annual Grants under Section 9) will expire on such transaction at such time and on such conditions as the Committee will determine. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 18. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.
               18.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards (including without limitation Annual Grants under Section 9) will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.
               18.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.
          19. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date on which the registration statement filed by the Company with the SEC under the Securities Act registering the initial public offering of the Company’s Common Stock is declared effective by the SEC (the “Effective Date”). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.
          20. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

          21. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.
          22. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
          23. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:
               “Award” means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.
               “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.
               “Board” means the Board of Directors of the Company.
               “Cause” means the commission of an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company.
               “Change of Control” means the consummation of any transaction or series of related transactions which results in all of the holders of record of the Company’s capital stock immediately prior to the transaction or transactions holding less than fifty percent (50%) of the voting power of the surviving entity in the transaction or transactions immediately after the transaction or transactions, including the acquisition of the Company by another entity and any reorganization, merger or consolidation, or which results in the sale of all or substantially all of the assets of the Company; provided, however, if the surviving entity in the transaction or transactions is wholly owned by another entity, then a Change of Control has occurred only if the holders of record of the Company’s capital stock immediately prior to the transaction or transactions hold less than fifty percent (50%) of the voting power of the other entity immediately after the transaction or transactions.
               “Code” means the Internal Revenue Code of 1986, as amended.

               “Committee” means the Compensation Committee of the Board.
               “Company” means Silicon Image, Inc. or any successor corporation.
               “Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee. For ISO purposes, “Disability” means a disability within the meaning of Code Section 22(e)(3).
               “Eligible Director” means a member of the Board (1) who is not an employee of the Company or any Parent, Subsidiary or Affiliate of the Company, and (2) whose direct pecuniary interest (as defined by the SEC in Rule 16a-1 promulgated under the Exchange Act) in the Company’s Common Stock is less than five percent (5%) of total shares of Common Stock outstanding.
               “Exchange Act” means the Securities Exchange Act of 1934, as amended.
               “Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.
               “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a)	if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b)	if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)	if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

(d)	in the case of an Award made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(e)	if none of the foregoing is applicable, by the Committee in good faith.

“Family Member” includes any of the following:

(a)	child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(b)	any person (other than a tenant or employee) sharing the Participant’s household;

(c)	a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(d)	a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(e)	any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.
               “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
               “Option” means an award of an option to purchase Shares pursuant to Section 5.
               “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
               “Participant” means a person who receives an Award under this Plan.
               “Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:
               (a) Net revenue and/or net revenue growth;

               (b) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;
               (c) Operating income and/or operating income growth;
               (d) Net income and/or net income growth;
               (e) Earnings per share and/or earnings per share growth;
               (f) Total stockholder return and/or total stockholder return growth;
               (g) Return on equity;
               (h) Operating cash flow return on income;
               (i) Adjusted operating cash flow return on income;
               (j) Economic value added; and
               (k) Individual confidential business objectives.
               “Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards or Stock Bonuses.
               “Plan” means this Silicon Image, Inc. 1999 Equity Incentive Plan, as amended from time to time.
               “Restricted Stock Award” means an award of Shares pursuant to Section 6.
               “SEC” means the Securities and Exchange Commission.
               “Securities Act” means the Securities Act of 1933, as amended.
               “Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.
               “Stock Bonus” means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.
               “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
               “Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).
               “Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.
               “Vested Shares” means “Vested Shares” as defined in the Award Agreement.

THE SILICON IMAGE, INC.
1999 EQUITY INCENTIVE PLAN
SUB-PLAN FOR UK EMPLOYEES
1.	The purpose of this Sub-Plan is to provide incentive for UK tax resident present and future employees of Silicon Image, Inc. and its Parent or Subsidiaries through the grant of options over Common Stock.

2.	This Sub-Plan is governed by the Silicon Image, Inc. 1999 Equity Incentive Plan (the “Plan”) and all its provisions shall be identical to those of the Plan SAVE THAT no Awards shall be made under the Sub-Plan other than to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company.

Silicon Image, Inc.

Notice of Grant of Stock Options	1060 E. Arques Ave.
(for Optionees other than Non-Employee Directors	Sunnyvale, CA 94085
and Optionees based in the United Kingdom)

Optionee	Option Number: «Number»
«Name»	Plan: 1999
ID: «ID»
You have been granted an option to buy Silicon Image, Inc. (the “Company”) Common Stock. The pertinent details of your stock option grant are outlined below:

Date of Grant:	«Date»

Total Option Shares:	«Shares»

Exercise Price Per Share:	«Price»

First Vest Date:	«M_1st_vest»

Expiration Date:	Option will expire [immediately on termination for cause and][1] 3 months following termination for any reason except death or disability, but in no event later than «Expire».
(refer to Section 3 of the Stock Option Agreement)

Type of Stock Option:	Nonqualified Stock Option
Vesting and Exercise Period:
Provided that you have continuously provided services to the Company, or any Parent or Subsidiary (as those terms are defined in the Silicon Image, Inc. 1999 Equity Incentive Plan), this Option shall vest and become exercisable as follows: (Vesting Schedule to be provided here)
Acceptance:
Optionee hereby acknowledges receipt of a copy of the Silicon Image, Inc. 1999 Equity Incentive Plan (the “Plan”), Plan Prospectus and the Stock Option Agreement (the “Agreement”). Please refer to the Plan and Plan Prospectus on our intranet website at: Http://intranet under the Finance Department/Stock Information tab. The Agreement is the contract that fixes the terms of your option, including the purchase price and period over which your option can be exercised (purchased). Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all terms and conditions of the Plan and the Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares, and that the Company has advised Optionee to consult a tax advisor prior to such exercise or disposition.
Please accept this Notice of Grant of Stock Options. You are not obligated to purchase these shares; Silicon Image requires that the acceptance of this document be on file prior to purchase of the shares.

Silicon Image, Inc.
Robert R. Freeman, Chief Financial Officer

«Name»

[1]	Language in brackets may or may not appear in individual option agreements.

SILICON IMAGE, INC.
1999 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
(For Optionees other than Non-Employee Directors and Optionees based in the United Kingdom)
          This Stock Option Agreement (this “Agreement”) is made and entered into as of the Date of Grant set forth in the Notice of Grant of Stock Options (the “Notice”) by and between Silicon Image, Inc., a Delaware corporation (the “Company”), and the Optionee. Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s 1999 Equity Incentive Plan (the “Plan”).
          1. Grant of Option. The Company hereby grants to Optionee an option (this “Option”) to purchase up to the total number of shares of Common Stock of the Company set forth in the Notice as Total Option Shares (collectively, the “Shares”) at the Exercise Price Per Share (the “Exercise Price”) set forth in the Notice, subject to the terms and conditions of this Agreement and the Plan.
          2. Vesting; Exercise Period.
               2.1 Vesting of Shares. This Option shall be exercisable as it vests, unless otherwise indicated in the Notice. Subject to the terms and conditions of the Plan and this Agreement, this Option shall vest and become exercisable pursuant to the vesting schedule specified in the Notice. This Option shall cease to vest upon Optionee’s Termination and Optionee shall in no event be entitled under this Option to purchase a number of shares of the Company’s Common Stock greater than the “Total Option Shares.”
               2.2 Vesting of Options. Shares that are vested pursuant to the schedule set forth in the Notice are “Vested Shares.” Shares that are not vested pursuant to the schedule set forth in the Notice are “Unvested Shares.”
               2.3 Expiration. This Option shall expire on the Expiration Date set forth in the Notice and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is terminated in accordance with the provisions of Section 3 hereof.
          3. Termination.
               3.1 Termination for Any Reason Except Death [,] [or] Disability [or Cause].2 If Optionee is Terminated for any reason except Optionee’s Death[,] [or] Disability [or Cause], then this Option, to the extent (and only to the extent) that it is vested on the Termination Date, may be exercised by Optionee no later than three (3) months after the Termination Date, but in no event later than the Expiration Date.
               3.2 Termination Because of Death or Disability. If Optionee is Terminated because of Death or Disability of Optionee (or the Optionee dies within three (3)

[2]	Language in brackets throughout this form may or may not appear in individual option agreements.

months after Termination other than for Disability [or Cause]), then this Option, to the extent that it is vested on the Termination Date, may be exercised by Optionee (or Optionee’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in no event later than the Expiration Date.
               [3.3 Termination for Cause. If Optionee is Terminated for Cause, this Option will expire on the Optionee’s date of Termination.]
               3.4 No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Optionee’s employment or other relationship at any time, with or without Cause.
          4. Manner of Exercise.
               4.1 Stock Option Exercise Agreement. To exercise this Option, Optionee (or in the case of exercise after Optionee’s death, Optionee’s legal representative or authorized assignee) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the “Exercise Agreement”), which shall set forth, inter alia, Optionee’s election to exercise this Option, the number of shares being purchased, any restrictions imposed on the shares and any representations, warranties and agreements regarding Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Optionee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.
               4.2 Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as in effect on the date of exercise. This Option may not be exercised for less than 100 Shares, unless it is exercised as to all Shares then exercisable.
               4.3 Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment may be in the form of cash (by check), or where permitted by law:
(a)	by cancellation of indebtedness of the Company to the Optionee;

(b)	by surrender of shares of the Company’s Common Stock that either: (1) have been owned by Optionee for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Optionee in the open public market; and (3) are clear of all liens, claims, encumbrances or security interests;

(c)	by waiver of compensation due or accrued to Optionee for services rendered;

(d)	provided that a public market for the Company’s stock exists: (1) through a “same day sale” commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”), whereby Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (2) through a “margin” commitment from Optionee and an NASD Dealer, whereby Optionee irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f)	by any combination of the foregoing.
               4.4 Tax Withholding. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or provide for any applicable federal or state withholding obligations. If the Committee permits, Optionee may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares issuable upon exercise.
               4.5 Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Optionee, Optionee’s authorized assignee, or Optionee’s legal representative, and shall deliver certificates representing the Shares.
          5. Compliance with Laws and Regulations. The exercise of this Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
          6. Nontransferability of Option. This Option may not be transferred in any manner other than under the terms and conditions of the Plan or by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the legal representative or authorized assignee of Optionee.
          7. Tax Consequences. Set forth below is a brief summary as of the date the Board adopted the Plan of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

               7.1 Exercise of Nonqualified Stock Option. To the extent this Option does not qualify as an Incentive Stock Option, there may be a regular federal income tax liability upon the exercise of this Option. Optionee will be treated as having received compensation (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company may be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation at the time of exercise.
               7.2 Disposition of Shares. The following tax consequences may apply upon disposition of the Shares.
                    a. Nonqualified Stock Options. If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of a Non-Qualified Stock Option, any gain realized on disposition of the Shares will be treated as a long-term capital gain.
          8. Privileges of Stock Ownership. Optionee shall not have any of the rights of a stockholder with respect to any Shares until the Shares are issued to Optionee.
          9. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or the Company to the Compensation Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.
          10. Entire Agreement. The Plan is incorporated herein by reference. This Agreement, the Notice, the Plan and the Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.
          11. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Notice or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.
          12. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee’s legal representatives or authorized assignee.

          13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to that body of law pertaining to choice of law or conflict of law.

No. «Number»
SILICON IMAGE, INC.
1999 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
(For Non-Employee Directors)
          This Stock Option Agreement (this “Agreement”) is made and entered into as of the Date of Grant set forth below (the “Date of Grant”) by and between Silicon Image, Inc., a Delaware corporation (the “Company”), and the Optionee named below (“Optionee”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s 1999 Equity Incentive Plan (the “Plan”).

Optionee:	«Name»

Total Option Shares:	«Shares»

Exercise Price Per Share:	«Price»

Date of Grant:	«Date»

First Vest Date:	«M_1st_vest»

Expiration Date:	Option will expire [immediately on termination for cause and][1] 3 months following termination for any [other]reason except death or disability, but in no event later than «Expire».
(refer to Section 3 of this Stock Option Agreement)

Type of Stock Option:	Nonqualified Stock Option
          1. Grant of Option. The Company hereby grants to Optionee an option (this “Option”) to purchase up to the total number of shares of Common Stock of the Company set forth above as Total Option Shares (collectively, the “Shares”) at the Exercise Price Per Share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Agreement and the Plan.
          2. Vesting; Exercise Period.
               2.1 Vesting of Shares. Subject to the terms and conditions of the Plan and this Agreement, this Option shall become vested and exercisable with respect to (for initial grants upon appointment or election to the Board: one forty-eighth (1/48)) (for annual grants: one twenty-fourth (1/24)) of the Shares each month following the date of grant until fully vested; provided, however, than an Annual Grant shall become fully vested immediately prior to the consummation of a Change in Control.

[1]	Language in brackets throughout this form may or may not appear in individual option agreements.

          “Change of Control” means the consummation of any transaction or series of related transactions which results in all of the holders of record of the Company’s capital stock immediately prior to the transaction or transactions holding less than fifty percent (50%) of the voting power of the surviving entity in the transaction or transactions immediately after the transaction or transactions, including the acquisition of the Company by another entity and any reorganization, merger or consolidation, or which results in sale of all or substantially all of the assets of the Company; provided, however, if the surviving entity in the transaction or transactions is wholly owned by another entity, then a Change of Control has occurred only if the holders of record of the Company’s capital stock immediately prior to the transactions or transactions hold less than fifty percent (50%) of the voting power of the other entity immediately after the transaction or transactions.
               2.2 Expiration. This Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 3 hereof.
          3. Termination. Except as provided below in this Section, this Option shall terminate and may not be exercised if Optionee ceases to be a member of the Board of Directors of the Company (“Board Member”). The date on which Optionee ceases to be a Board Member shall be referred to as the “Termination Date.”
               3.1 Termination for Any Reason Except Death [,] [or] Disability [or Cause]. If Optionee ceases to be a Board Member for any reason except death [,] [or] Disability [or Cause], then this Option may be exercised by Optionee no later than three (3) months after the Termination Date, but in any event no later than the Expiration Date.
               3.2 Termination Because of Death or Disability. If Optionee ceases to be a Board Member due to Optionee’s death or Disability (or dies within 3 months after Termination other than [for Cause or] because of Disability), then this Option may be exercised by Optionee (or Optionee’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the Expiration Date.
               [3.3 Termination for Cause. If Optionee is Terminated for Cause, this Option will expire on the Optionee’s date of termination.]
          4. Manner of Exercise.
     4.1 Stock Option Exercise Agreement. To exercise this Option, Optionee (or in the case of exercise after Optionee’s death, Optionee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the “Exercise Agreement”), which shall set forth, inter alia, Optionee’s election to exercise this Option, the number of shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Optionee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

               4.2 Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. This Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which this Option is then exercisable.
               4.3 Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:
(a)	by cancellation of indebtedness of the Company to the Optionee;

(b)	by surrender of shares of the Company’s Common Stock that either: (1) have been owned by Optionee for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Optionee in the open public market; and (3) are clear of all liens, claims, encumbrances or security interests;

(c)	by waiver of compensation due or accrued to Optionee for services rendered;

(d)	provided that a public market for the Company’s stock exists: (1) through a “same day sale” commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (2) through a “margin” commitment from Optionee and an NASD Dealer whereby Optionee irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company;

(f)	by any combination of the foregoing.
               4.4 Tax Withholding. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or provide for any applicable federal or state withholding obligations of the Company. If the Committee permits, Optionee may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares issuable upon exercise.
               4.5 Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Optionee, Optionee’s authorized assignee, or

Optionee’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.
          5. Compliance with Laws and Regulations. The exercise of this Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.
          6. Nontransferability of Option. This Option may not be transferred in any manner other than under the terms and conditions of the Plan or by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.
          7. Tax Consequences. Set forth below is a brief summary as of the date the Board adopted the Plan of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
               7.1 Exercise of Nonqualified Stock Option. There may be a regular federal income tax liability upon the exercise of this Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company may be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.
               7.2 Disposition of Shares. If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as long-term capital gain.
          8. Privileges of Stock Ownership. Optionee shall not have any of the rights of a stockholder with respect to any Shares until the Shares are issued to Optionee.
          9. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.
          10. Entire Agreement. The Plan is incorporated herein by reference. This Agreement and the Plan and the Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

          11. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.
          12. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee’s heirs, executors, administrators, legal representatives, successors and assigns.
          13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to that body of law pertaining to choice of law or conflict of law.
          14. Acceptance. Optionee hereby acknowledges receipt of a copy of the Plan and this Agreement. Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that the Company has advised Optionee to consult a tax advisor prior to such exercise or disposition.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Optionee has executed this Agreement in duplicate as of the Date of Grant.

SILICON IMAGE, INC.	OPTIONEE

Robert R. Freeman	«Name»
Chief Financial Officer

EXHIBIT A
Silicon Image, Inc.
Stock Option Exercise Notice
(for Optionees not based in the United Kingdom)

1. You must submit this form to Stock Administration prior to contacting your broker.

I am exercising my Silicon Image stock options as follows:

(A) Grant/Option #:	(B) Total # of Shares to Exercise:

(C) Cost per Share: $	(D) Total Exercise Cost (B) X (C): $

(E) Grant Type (circle one): ISO NQ	(F) Tax Amount Due if NQ: $
Please leave NQ tax amount blank —
Stock Administration will calculate, if applicable.

(G) Exercise Date:	(H) Are any of these shares unvested? YES NO
(a) Please leave exercise date blank for methods regarding an	If yes, please consult with your tax advisor
1 & 2 — Stock Administration will complete when transaction is complete.	83(b) election which must be made and filed with the IRS within 30 days of exercise. See Stock Administration for an election form.

Please indicate the transaction method below. See reverse side of this form for a brief explanation of each method.

Method 1	SAME DAY SALE You must contact a Silicon Image designated broker to place this trade. Please indicate which broker you have selected below.

Method 2	SELL TO COVER I am exercising shares, but want to sell only shares. The balance will be deposited in the account I’ve designated below. You must contact a Silicon Image designated broker to place this trade. Please indicate which broker you have selected below.

Method 3	EXERCISE & HOLD Please attach a personal check, made payable to Silicon Image for the amounts indicated in items (D) and (F) above. Please indicate below where you would like your stock certificate to be mailed.

Broker Name

Broker Address

Account #

Credit Suisse First Boston	Account # (415) 249-2258
Deutsche Bank Alex Brown	Account # (415) 617-3252
E*Trade/OptionsLink	It is not necessary to complete this form — please go to
www.etrade.com or www.optionslink.com
or call (800) 838-0908 to complete your trade.

I authorize the broker to remit funds to Silicon Image to pay for this exercise and any applicable taxes and I understand that the shares will be sent directly to the broker address I have indicated above. I acknowledge receipt of the prospectus covering shares of common stock offered to optionees under the Company’s Stock Option Plan. The Plan and Option Agreement are incorporated herein by reference. The Exercise Agreement, the Plan and Option Agreement constitute the entire agreement and understanding of the parties and supercede in their entirety all prior understandings and agreements of the Company and Optionee with respect to the subject matter hereof. I UNDERSTAND THAT I MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE PURCHASE OR DISPOSITION OF THESE SHARES. I HAVE CONSULTED WITH ANY TAX CONSULTANT(S) I DEEM ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND CERTIFY THAT I AM NOT RELYING ON THE COMPANY FOR TAX ADVICE. ___ (Initial here)

First Name	Middle Initial	Last Name	Signature

Social Security #		Employee ID #	Phone Number

Current Address

EXHIBIT A
Silicon Image, Inc.
Stock Option Exercise Notice
(for Optionees not based in the United Kingdom)

NOTE FOR NON-QUALIFIED (NQ) OPTIONS ONLY — Tax is required to be withheld or collected upon exercise of all non-qualified stock options. The tax is based on the spread between the sale price (closing fair market value if not same day sale) and the exercise price multiplied by 35.75% (25% federal; 9.3% CA state; 1.45% Medicare). In addition, Social Security tax may be withheld or collected depending on what you have paid year to date.

Method 1 — SAME DAY SALE
You are selling all vested shares as indicated on the Exhibit A.
Method 2 — SELL TO COVER
You want to exercise vested shares and sell a portion of these shares to cover the cost and applicable taxes of all the exercised shares. The balance of unsold shares will be deposited into your brokerage account for future sale.
Method 3 — EXERCISE & HOLD
You only want to exercise (purchase) the shares in order to sell them at a later date.

Silicon Image Designated Brokers

Credit Suisse First Boston	Morgan Stanley
Private Client Services	101 California St
650 California St., 31st Floor	San Francisco, CA
San Francisco, CA 94108	(800) 248-3565
Suzette Callejo (415) 249-2258	Jesse Bromberg (415) 693-6876
Fax — (415) 395-1402

E*Trade/OptionsLink	Deutsche Bank Alex. Brown
P.O. Box 989032	101 California Street, 46th Floor
West Sacramento, CA 95798-9858	San Francisco, CA 94111
www.etrade.com or www.optionslink.com	Cheryl Nobusada (415) 617-3252
(800) 838-0908 (press “#0” for service representative)	Fax — (415) 617-4270
(650) 599-0125 (from outside the United States)

Silicon Image, Inc.

Notice of Grant of Stock Options	1060 E. Arques Ave.
(for Optionees based in the United Kingdom)	Sunnyvale, CA 94086

Optionee	Option Number: «Number»
«Name»	Plan: 1999
ID: «ID»
You have been granted an option to buy Silicon Image, Inc. (the “Company”) Common Stock. The pertinent details of your stock option grant are outlined below:

Date of Grant:	«Date»

Total Option Shares:	«Shares»

Exercise Price Per Share:	«Price»

First Vest Date:	«M_1st_vest»

Expiration Date:	Option will expire [immediately on termination for cause and][1] 3 months following termination for any reason except death or disability, but in no event later than «Expire».
(refer to Section 3 of the Stock Option Agreement)

Type of Stock Option:	Nonqualified Stock Option
Vesting and Exercise Period:
Provided that you have continuously provided services to the Company, or any Parent or Subsidiary (as those terms are defined in the UK Sub-Plan of the Silicon Image, Inc. 1999 Equity Incentive Plan), this Option shall vest and become exercisable as follows: (Vesting Schedule to be provided here)
Acceptance:
Optionee hereby acknowledges receipt of a copy of the UK Sub-Plan of the Silicon Image, Inc. 1999 Equity Incentive Plan (the “Sub-Plan”), Plan Prospectus and the Stock Option Agreement (the “Agreement”). Please refer to the Sub-Plan and Plan Prospectus on our intranet website at Http://intranet under the Finance Department/Stock Information tab. The Agreement is the contract that fixes the terms of your option, including the purchase price and period over which your option can be exercised (purchased). Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all terms and conditions of the Sub-Plan, the Agreement and understands exercise is also conditioned on execution of the Joint Election. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares, and that the Company has advised Optionee to consult a tax advisor prior to such exercise or disposition.
Please sign this Notice of Grant of Stock Options and return it to stock administration. Please retain for your files the copy of this notice stapled to the stock option agreement. You are not obligated to purchase these shares; stock administration requires that this document be on file prior to purchase of the shares.

Silicon Image, Inc.
Steve Tirado, President and CEO

«Name»

[1]	Language in brackets may or may not appear in individual option agreements.

SILICON IMAGE, INC.
UK SUB-PLAN OF THE 1999 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
(For Optionees based in the United Kingdom)
          This Stock Option Agreement (this “Agreement”) is made and entered into as of the Date of Grant set forth in the Notice of Grant of Stock Options (the “Notice”) by and between Silicon Image, Inc., a Delaware corporation (the “Company”), and the Optionee. Capitalized terms not defined herein shall have the meanings ascribed to them in the UK Sub-Plan of the Company’s 1999 Equity Incentive Plan (the “Plan”).
          1. Grant of Option. The Company hereby grants to Optionee an option (this “Option”) to purchase up to the total number of shares of Common Stock of the Company set forth in the Notice as Total Option Shares (collectively, the “Shares”) at the Exercise Price Per Share (the “Exercise Price”) set forth in the Notice, subject to the terms and conditions of this Agreement, the Sub-Plan and the Joint Election (as defined in section 7 of this Agreement).
          2. Vesting; Exercise Period.
               2.1 Vesting of Shares. This Option shall be exercisable as it vests, unless otherwise indicated in the Notice. Subject to the terms and conditions of the Sub-Plan and this Agreement, this Option shall vest and become exercisable pursuant to the vesting schedule specified in the Notice. This Option shall cease to vest upon Optionee’s Termination and Optionee shall in no event be entitled under this Option to purchase a number of shares of the Company’s Common Stock greater than the “Total Option Shares.”
               2.2 Vesting of Options. Shares that are vested pursuant to the schedule set forth in the Notice are “Vested Shares.” Shares that are not vested pursuant to the schedule set forth in the Notice are “Unvested Shares.”
               2.3 Expiration. This Option shall expire on the Expiration Date set forth in the Notice and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is terminated in accordance with the provisions of Section 3 hereof.
          3. Termination.
               3.1 Termination for Any Reason Except Death [,] [or] Disability [or Cause].2 If Optionee is Terminated for any reason except Optionee’s Death[,] [or] Disability [or Cause], then this Option, to the extent (and only to the extent) that it is vested on the Termination Date, may be exercised by Optionee no later than three (3) months after the Termination Date, but in no event later than the Expiration Date.
               3.2 Termination Because of Death or Disability. If Optionee is Terminated because of Death or Disability of Optionee (or the Optionee dies within three (3) months after Termination other than for Disability [or Cause]), then this Option, to the extent that

[2]	Language in brackets may or may not appear in individual option agreements.

Silicon Image, Inc.
Stock Option Agreement
1999 Equity Incentive Plan
it is vested on the Termination Date, may be exercised by Optionee (or Optionee’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in no event later than the Expiration Date.
               [3.3 Termination for Cause. If Optionee is Terminated for Cause, this Option will expire on the Optionee’s date of Termination.]
               3.4 No Obligation to Employ. Nothing in the Sub-Plan or this Agreement shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Optionee’s employment or other relationship at any time, with or without Cause.
          4. Manner of Exercise.
               4.1 Stock Option Exercise Agreement. To exercise this Option, Optionee (or in the case of exercise after Optionee’s death, Optionee’s legal representative or authorized assignee) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the “Exercise Agreement”), which shall set forth, inter alia, Optionee’s election to exercise this Option, the number of shares being purchased, any restrictions imposed on the shares and any representations, warranties and agreements regarding Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Optionee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.
               4.2 Section 431 Election. The Exercise Agreement shall be accompanied by a Section 431, Income Tax (Earnings & Pensions) Act 2003 election, in the form attached hereto as Exhibit B, or such other form as required by the UK Inland Revenue from time to time.
               4.3 Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as in effect on the date of exercise. This Option may not be exercised for less than 100 Shares, unless it is exercised as to all Shares then exercisable.
               4.4 Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment may be in the form of cash (by cheque), or where permitted by law:
(a)	by cancellation of indebtedness of the Company to the Optionee;

(b)	by surrender of shares of the Company’s Common Stock that either: (1) have been owned by Optionee for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such

Silicon Image, Inc.
Stock Option Agreement
1999 Equity Incentive Plan
shares); or (2) were obtained by Optionee in the open public market; and (3) are clear of all liens, claims, encumbrances or security interests;

(c)	by waiver of compensation due or accrued to Optionee for services rendered;

(d)	provided that a public market for the Company’s stock exists: (1) through a “same day sale” commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”), whereby Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (2) through a “margin” commitment from Optionee and an NASD Dealer, whereby Optionee irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f)	by any combination of the foregoing.
               4.5 Tax Withholding. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or provide for any Option Tax Liability (as defined in section 6 of this Agreement). Payment of any liability arising under the terms of the Joint Election shall be payable in accordance with the terms of the Joint Election.
               4.6 Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Optionee, Optionee’s authorized assignee, or Optionee’s legal representative, and shall deliver certificates representing the Shares.
          5. Tax Consequences. The Optionee should obtain advice from an appropriate independent professional adviser in relation to the United Kingdom taxation implications of the grant, exercise, assignment, release, cancellation or any other disposal of this Option (the “Trigger Event”) pursuant to the Sub-Plan and on any subsequent sale of the Shares. The Optionee should also take advice in respect of the United Kingdom taxation indemnity provisions comprising sections 6a and 6b below.

Silicon Image, Inc.
Stock Option Agreement
1999 Equity Incentive Plan
          6. Optionee’s Taxation Indemnity.
               (a) To the extent permitted by law, the Optionee hereby agrees to indemnify and keep indemnified the Company and the Company as trustee for and on behalf of any related corporation, in respect of any liability or obligation of the Company and/or any related corporation to account for income tax (under PAYE) or any other taxation provisions and primary class 1 National Insurance Contributions (“NICs”) in the United Kingdom to the extent arising from a Trigger Event or arising out of the acquisition, retention and disposal of the Shares acquired pursuant to this Option.
               (b) The Company shall not be obliged to allot and issue any Shares or any interest in Shares pursuant to the exercise of the Option unless and until the Optionee has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against any liability the Company has to account to the Inland Revenue for any amount of, or representing, income tax and/or primary NICs (the “Option Tax Liability”), or the Optionee has made such other arrangement as in the opinion of the Company will ensure that the full amount of any Option Tax Liability will be recovered from the Optionee within such period as the Company may then determine.
               (c) In the absence of any such other arrangement being made, the Company shall have the right to retain out of the aggregate number of shares to which the Optionee would have otherwise been entitled upon the exercise of an Option, such number of Shares as, in the opinion of the Company, will enable the Company to sell as agent for the Optionee (at the best price which can reasonably expect to be obtained at the time of the sale) and to pay over to the Company sufficient monies out of the net proceeds of sale, after deduction of all fees, commissions and expenses incurred in relation to such sale, to satisfy the Optionee’s liability under such indemnity.
          7. Employer’s NICs. As a condition on exercise of this Option the Optionee shall join with the Company, or if and to the extent that there is a change in the law, any other company or person who is or becomes a secondary contributor for NIC purposes in respect of this Option (the “Secondary Contributor”) in making an election (in such terms and such form as provided in paragraphs 3A and 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992 which has been approved by the Inland Revenue (the “Joint Election”), for the transfer of the whole or any liability of the Secondary Contributor to Employer’s Class 1 NICs to the Optionee.
          8. Compliance with Laws and Regulations. The exercise of this Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
          9. Nontransferability of Option. This Option may not be transferred in any manner other than under the terms and conditions of the Sub-Plan or by will or by the laws of

Silicon Image, Inc.
Stock Option Agreement
1999 Equity Incentive Plan
descent and distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the legal representative or authorized assignee of Optionee.
          10. Privileges of Stock Ownership. Optionee shall not have any of the rights of a stockholder with respect to any Shares until the Shares are issued to Optionee.
          11. Data Protection.
               (a) In order to facilitate the administration of the Sub-Plan, it will be necessary for Silicon Image UK Limited (or its payroll administrators) to collect, hold and process certain personal information about the Optionee and to transfer this data to the Company and to certain third parties such as brokers with whom the Optionee may elect to deposit any Shares acquired under the Sub-Plan. The Optionee consents to Silicon Image UK Limited (or its payroll administrators) collecting, holding and processing its personal data and transferring this data to the Company or any other third parties insofar as is reasonably necessary to implement, administer and manage the Sub-Plan.
               (b) Where the transfer is to be to a destination outside the European Economic Area, the Company shall take reasonable steps to ensure that the Optionee’s personal data continues to be adequate protected and securely held.
               (c) The Optionee understands that the Optionee may, at any time, view its personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Human Resources Department of the Company (but acknowledges that without the use of such data it may not be practicable for Silicon Image UK Limited and the Company to administer the Optionee’s involvement in the Sub-Plan in a timely fashion or at all and this may be detrimental to the Optionee.
          12. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or the Company to the Compensation Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.
          13. Entire Agreement. The Sub-Plan is incorporated herein by reference. This Agreement, the Notice, the Sub-Plan, the Joint Election and the Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.
          14. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Notice or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail or Royal Mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

Silicon Image, Inc.
Stock Option Agreement
1999 Equity Incentive Plan
          15. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee’s legal representatives or authorized assignee.
          16. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A EMPLOYEE AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
          13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to that body of law pertaining to choice of law or conflict of law.
This Option Agreement has been executed and delivered as a deed on the date written above.
SIGNED as a Deed

by	in the presence of:

Witness signature:

Name:

Address:

Occupation:
SIGNED as a DEED
By SILICON IMAGE, INC.acting by the under-mentioned person(s) acting on the authority of the Company in accordance with the laws of the territory of its incorporation:

Steve Tirado, President & CEO

Silicon Image, Inc.
Stock Option Agreement
1999 Equity Incentive Plan
EXHIBIT A
EXERCISE AGREEMENT
Silicon Image, Inc.
Stock Option Exercise Notice
(for Optionees based in the United Kingdom)
You must submit this form to Stock Administration prior to contacting your broker.

I am exercising my Silicon Image stock options as follows:

(A) Grant/Option #:	(B) Total # of Shares to Exercise:

(C) Cost per Share: $	(D) Total Exercise Cost (B) X (C): $

(E) Grant Type (circle one): ISO NQ	(F) Tax Amount Due if NQ: $
Please leave NQ tax amount blank —
Stock Administration will calculate, if applicable.

(G) Exercise Date:	(H) Are any of these shares unvested? YES NO

Please leave exercise date blank for methods regarding an 1 & 2 — Stock Administration will complete the IRS	If yes, please consult with your tax advisor 83(b) election which must be made and filed with
when transaction is complete. form.	the IRS within 30 days of exercise. See Stock Administration for an election
Please indicate the transaction method below. See reverse side of this form for a brief explanation of each method.

Method 1	SAME DAY SALE You must contact a Silicon Image designated broker to place this trade. Please indicate which broker you have selected below.

Method 2	SELL TO COVER I am exercising _____ shares, but want to sell only ___ shares. The balance will be deposited in the account I’ve designated below. You must contact a Silicon Image designated broker to place this trade. Please indicate which broker you have selected below.

Method 3	EXERCISE & HOLD Please attach a personal check, made payable to Silicon Image for the amounts indicated in items (D) and (F) above. Please indicate below where you would like your stock certificate to be mailed.

Broker Name

Broker Address

Account #

Credit Suisse First Boston	Account # (415) 249-2205
Deutsche Bank Alex Brown	Account # (800) 248-3565
E*Trade/OptionsLink	It is not necessary to complete this form — please go to www.etrade.com or www.optionslink.com or call (800) 838-0908 to complete your trade.

Silicon Image, Inc.
Stock Option Agreement
1999 Equity Incentive Plan
I authorize the broker to remit funds to Silicon Image to pay for this exercise and any applicable taxes and I understand that the shares will be sent directly to the broker address I have indicated above. I acknowledge receipt of the prospectus covering shares of common stock offered to optionees under the Company’s Stock Option Plan. The Plan and Option Agreement are incorporated herein by reference. The Exercise Agreement, the Plan and Option Agreement constitute the entire agreement and understanding of the parties and supercede in their entirety all prior understandings and agreements of the Company and Optionee with respect to the subject matter hereof. I UNDERSTAND THAT I MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE PURCHASE OR DISPOSITION OF THESE SHARES. I HAVE CONSULTED WITH ANY TAX CONSULTANT(S) I DEEM ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND CERTIFY THAT I AM NOT RELYING ON THE COMPANY FOR TAX ADVICE. ___(Initial here)

First Name	Middle Initial	Last Name	Signature

Social Security #		Employee ID #	Phone Number

Current Address

NOTE FOR NON-QUALIFIED (NQ) OPTIONS ONLY — Tax is required to be withheld or collected upon exercise of all non-qualified stock options. The tax is based on the spread between the sale price (closing fair market value if not same day sale) and the exercise price multiplied by 35.75% (25% federal; 9.3% CA state; 1.45% Medicare). In addition, Social Security tax may be withheld or collected depending on what you have paid year to date.

NOTE FOR UNITED KINGDOM OPTIONS ONLY – Exercise is ineffective if you have not executed the required “joint election” form. Your employer will calculate the income tax and employee’s and employer’s National Insurance contributions when due and will account for these amounts to Her Majesty’s Revenue & Customs (“HRMC”). You are required to reimburse your employer for the amounts contributed by it to HRMC. Your employer may withhold these amounts from your monthly salary. If the total amount of income tax and National Insurance contributions exceeds your salary, you will have to make up for the difference (such as “sell to cover”). Alternatively, the Company may sell or arrange for the sale of shares that you receive from this exercise to cover these amounts. The Company may refuse to deliver your shares to you until all such amounts have been repaid or recovered.

Method 1 — SAME DAY SALE
You are selling all vested shares as indicated on the Exhibit A.
Method 2 — SELL TO COVER
You want to exercise vested shares and sell a portion of these shares to cover the cost and applicable taxes of all the exercised shares. The balance of unsold shares will be deposited into your brokerage account for future sale.
Method 3 — EXERCISE & HOLD
You only want to exercise (purchase) the shares in order to sell them at a later date.

Silicon Image, Inc.
Stock Option Agreement
1999 Equity Incentive Plan

Silicon Image Designated Brokers
A Credit Suisse First Boston	Morgan Stanley
Private Client Services	101 California St
201 Spear Street, 16th Floor	San Francisco, CA
San Francisco, CA 94105	(800) 248-3565
Mahnaz Ahmed (415) 249-2202	Jesse Bromberg (415) 693-6876
Fax — (415) 835-8350

E*Trade/OptionsLink
P.O. Box 989032
West Sacramento, CA 95798-9858
www.optionslink.com
(800) 838-0908 (press “0” for service representative)
(650) 599-0125 (from outside the United States)

Silicon Image, Inc.
Stock Option Agreement
1999 Equity Incentive Plan
EXHIBIT B
Joint Election under s431 ITEPA 2003 for full or partial disapplication of
Chapter 2 Income Tax (Earnings and Pensions) Act 2003
One Part Election
1.	Between

the Employee

whose National Insurance Number is

and

the Company (who is the Employee’s employer)	Silicon Image UK Limited

of Company Registration Number	05293397
2.	Purpose of Election
This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.
The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).
Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.
3.	Application
This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities

Description of securities	Common Stock of Silicon Image, Inc.

Name of issuer of securities	Silicon Image, Inc.

Silicon Image, Inc.
Stock Option Agreement
1999 Equity Incentive Plan
To be acquired by the Employee after [date of exercise] under the terms of the UK Sub-Plan of the Silicon Image, Inc. 1999 Equity Incentive Plan.
4.	Extent of Application
This election disapplies S.431(1) ITEPA: All restrictions attaching to the securities.
5.	Declaration
This election will become irrevocable upon the later of its signing or the acquisition of employment-related securities to which this election applies.
In signing this joint election, we agree to be bound by its terms as stated above.

___/___/___
Signature (Employee)	Date

___/___/___
SIGNATURE (FOR AND ON BEHALF OF THE COMPANY)	Date

Position in company

Dated:	(insert date)

SILICON IMAGE, INC.
- and -
SILICON IMAGE UK LIMITED
- and -
OPTIONEE

JOINT ELECTION

TAYLOR WESSING
Carmelite
50 Victoria Embankment
Blackfriars
London EC4Y 0DX
Tel: +44 (0)20 7300 7000
Fax: +44 (0)20 7300 7100
DX 41 London
FINAL
13/03/2006
Ref: DNK/FXB/SIL–63–10

JOINT ELECTION
BETWEEN
(1)	SILICON IMAGE, INC. whose registered office is at 1060 East Arques Avenue, Sunnyvale CA 94085, USA (the “Company”); and

(2)	SILICON IMAGE UK LIMITED (company registration no. 05293397) whose registered office is at Carmelite, 50 Victoria Embankment, London EC4Y 0DX (the “Employer”); and

(3)	«Name» of «Address» (the Optionee which shall include his executors or administrators in the case of his death).
INTRODUCTION
(A)	The Optionee may be granted, from time to time, options (each one an “Option”) to acquire shares of common stock in the Company (the “Shares”) on terms to be set out in stock option agreements to be issued to the UK Sub-Plan of the Silicon Image, Inc. 1999 Equity Incentive Plan (the “Plan”).

(B)	This joint election (the “Joint Election”) is in an approved format. The exercise, cancellation, release, assignment or other disposal of an Option is subject to the Optionee entering into this Joint Election.

(C)	The Optionee is currently an employee of the Employer.

(D)	The exercise, release, cancellation, assignment or other disposal of an Option (a “Trigger Event”) (whether in whole or in part), may result in the Employer or, if and to the extent that there is a change in law, any other company or person who becomes the secondary contributor for National Insurance contributions (“NIC”) purposes at the time of such Trigger Event having a liability to pay employer’s (secondary) Class I NICs (or any tax or social security premiums which may be introduced in substitution or in addition thereto) in respect of such Trigger Event.

(E)	Where the context so admits, any reference in this Joint Election:
(i)	to the singular number shall be construed as if it referred also to the plural number and vice versa;

(ii)	to the masculine gender shall be construed as though it referred also to the feminine gender;

(iii)	to a statute or statutory provision shall be construed as if it referred also to that statute or provision as for the time being amended or re-enacted;

(iv)	Shares means shares of common stock of the Company.

AGREED TERMS
1.	Joint Election

1.1	It is a condition of the exercise, cancellation, release, assignment or other disposal of an Option that the Optionee has entered into this Joint Election with the Employer.

1.2	The Optionee, the Company and the Employer elect to transfer the liability (the “Liability”) for all of the employer’s (Secondary) Class I NICs, referred to in (D) above and charged on payments or other benefits arising on a Trigger Event and treated as remuneration and earnings pursuant to section 4(4)(a) of the Social Security Contributions and Benefit Act 1992 (“SSCBA”) to the Optionee. This Joint Election is made pursuant to an arrangement authorised by paragraph 3B, Schedule 1 of the SSCBA.

2.	Restriction on registration until liability paid by Optionee

The Optionee hereby agrees that no Shares shall be registered in his name until he has met the Liability as a result of a Trigger Event in accordance with this Joint Election.

3.	Payment

3.1	Where, in relation to an Option, the Optionee is liable, or is in accordance with current practice at the date of the Trigger Event believed by the Employer to be liable (where it is believed that the shares under option are readily convertible assets), to account to the Inland Revenue for the Liability, the Optionee and the Employer agree that, upon receipt of the funds to meet the Liability from the Employee, that such funds to meet the Liability shall be paid to the Collector of Taxes or other relevant taxation authority by the Employer on the Optionee’s behalf within 14 days of the end of the income tax month in which the gain on the Option was made (“the 14 day period”) and for the purposes of securing payment of the Liability the Optionee will on the occurrence of a Trigger Event:
(a)	pay to the Employer a cash amount equal to the Liability; and/or

(b)	suffer a deduction from salary or other remuneration due to the Optionee such deduction being in an amount not exceeding the Liability; and/or

(c)	at the request of the Company enter into such arrangement or arrangements necessary or expedient with such person or persons (including the appointment of a nominee on behalf of the Optionee) to effect the sale of Shares acquired through the exercise of the Option to cover all or any part of the Liability and use the proceeds to pay the Employer a cash amount equal to the Liability.
3.2	The Optionee hereby irrevocably appoints the Company and the Employer as his attorney with full power in his name to execute or sign any document and do any other thing which the Company or the Employer may consider desirable for the purpose of giving effect to the Optionee satisfying the Liability under clause 3.1 and satisfying any penalties and interest under clause 3.4. The Optionee further agrees to ratify and confirm whatever the Company and the Employer may lawfully do as his attorney. In particular, the Employer and/or the Company will have the right to enter into such an arrangement (as envisaged by clause 3.1(c)) on the Optionee’s behalf to sell sufficient of the Shares issued or transferred to the Optionee on the exercise of the Option to meet the Liability pursuant to clause 3.1 and any penalty or interest arising under clause 3.4.

3.3	The Employer shall pass all monies it has collected from the Optionee in respect of the Liability to the Collector of Taxes by no later than 14 days after the end of the income tax month in which the Trigger Event occurred. The Employer shall be responsible for any penalties or interest that may arise in respect of the Liability from any failure on its part after it has collected any monies from the Optionee to pass the Liability to the Collector of Taxes within the said 14 days period.

3.4	If the Optionee has failed to pay all or part of the Liability to the Employer within the 14 day period the Optionee hereby indemnifies the Employer against such penalties or interest that the Employer would have to pay in respect of the late payment of all or part of the Liability to the Collector of Taxes.

4.	Termination of Joint Election

4.1	This Joint Election shall cease to have effect on the occurrence of any of the following:
(a)	if the terms of this Joint Election are satisfied in the reasonable opinion of the Company, the Employer and the Optionee;

(b)	if the Company, the Employer and the Optionee jointly agree in writing to revoke this Joint Election;

(c)	if the Inland Revenue withdraws approval of this Joint Election so far as it relates to share options covered by the Joint Election but not yet granted;

(d)	if the Options lapse or no Option is otherwise capable of being exercised pursuant to the Plan; and/or

(e)	if the Company and/or the Employer serve notice on the Optionee that the Joint Election is to cease to have effect.
5.	Further assurance

5.1	The Company, Employer and the Optionee shall do all such things and execute all such documents as may be necessary or desirable to ensure that this Joint Election complies with all relevant legislation and/or Inland Revenue requirements.

5.2	The Optionee shall notify the Employer in writing of any Trigger Event which occurs in relation to an Option within three days of such Trigger Event.

5.3	The Company intends, as soon as practicable, to notify the Employer of the Optionee’s intention of exercising an Option and shall provide the Employer with such information available to the Company to enable the Employer to calculate the Liability arising on the Trigger Event.

6.	Secondary Contributor

The Employer enters into this Joint Election on its own behalf and on behalf of the Company, or, if and to the extent that there is a change in law, any other company or person who is or becomes a secondary contributor for NIC purposes in respect of an Option. It is agreed that the Employer can enforce the terms of this Joint Election against the Optionee on behalf of any such company.

7.	Binding Effect

7.1	The Optionee agrees to be bound by the terms of this Joint Election and for the avoidance of doubt the Optionee shall continue to be bound by the terms of this Joint Election regardless of which country the Optionee is working in when the Liability arises and regardless of whether the Optionee is an employee of the Employer when the Liability arises.

7.2	The Employer and the Company agree to be bound by the terms of this Joint Election and for the avoidance of doubt the Employer and Company shall continue to be bound by the terms of this Joint Election regardless of which country the Optionee is working in when the Liability arises and regardless of whether the Optionee is an employee of the Employer when the Liability arises.

8.	Governing Law

8.1	This Joint Election shall be governed by and construed in accordance with English law and the parties irrevocably submit to the non-exclusive jurisdiction of the English Courts to settle any claims, disputes or issues which may arise out of this deed.

This Joint Election has been executed and delivered as a deed on the date written above.
SIGNED as a Deed

By
«Name1»
in the presence of:
Witness signature:

Name:

Address:

Occupation:

SIGNED as a DEED
by SILICON IMAGE UK LIMITED
acting by:

Robert Freeman
Director

Steve Tirado
Director

SIGNED as a DEED
By SILICON IMAGE, INC.
acting by the under-mentioned
person(s) acting on the authority
of the Company in accordance
with the laws of the territory of
its incorporation:

Steve Tirado
President and CEO